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EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

BETWEEN

PAWNMART, INC.

AND

C/M HOLDINGS, INC.

August 30, 2002

TABLE OF CONTENTS

1.	Definitions.		1
2.	Basic Transaction.		3
	(a)	The Merger.	3
	(b)	The Closing.	3
	(c)	Actions at the Closing.	4
	(d)	Effect of Merger.	4
	(e)	Procedure for Payment.	5
	(f)	Closing of Transfer Records.	6
3.	Representations and Warranties of the Target.		6
	(a)	Organization.	6
	(b)	Capitalization.	6
	(c)	Authorization of Transaction.	6
	(d)	Noncontravention.	6
	(e)	Undisclosed Liabilities.	7
	(f)	Brokers' Fees.	7
	(g)	Continuity of Business Enterprise.	7
	(h)	Title to Tangible Assets.	7
	(i)	Subsidiaries.	7
	(j)	Financial Statements.	7
	(k)	Events Subsequent to Most Recent Fiscal Year End.	7
	(l)	Legal Compliance.	8
	(m)	Tax Matters.	8
	(n)	Real Property.	8
	(o)	Contracts.	8
	(p)	Litigation.	8
	(q)	Disclosure.	8
4.	Representations and Warranties of the Buyer.		8
	(a)	Organization.	9
	(b)	Capitalization.	9
	(c)	Authorization of Transaction.	9
	(d)	Noncontravention.	9
	(e)	Filings with the SEC.	9
	(f)	Brokers' Fees.	10
	(g)	Continuity of Business Enterprise.	10
	(h)	Disclosure.	10
5.	Covenants.		10
	(a)	General.	10
	(b)	Regulatory Matters and Approvals.	10
	(c)	Operation of Business.	11
	(d)	Full Access.	11
	(e)	Notice of Developments.	12
	(f)	Indemnification.	12
	(g)	Continuity of Business Enterprise.	12
6.	Conditions to Obligation to Close.		12
	(a)	Conditions to Obligation of the Buyer.	12
	(b)	Conditions to Obligation of the Target.	13

7.	Termination.		14
	(a)	Termination of Agreement.	14
	(b)	Effect of Termination.	14
8.	Miscellaneous.		14
	(a)	Survival.	14
	(b)	Press Releases and Public Announcements.	14
	(c)	No Third Party Beneficiaries.	15
	(d)	Entire Agreement.	15
	(e)	Succession and Assignment.	15
	(f)	Counterparts.	15
	(g)	Headings.	15
	(h)	Notices.	15
	(i)	Governing Law.	16
	(j)	Amendments and Waivers.	16
	(k)	Severability.	16
	(l)	Expenses.	16
	(m)	Construction.	17
	(n)	Incorporation of Exhibits and Schedules.	17

Exhibit A—Amended and Restated Certificate of Incorporation of Buyer
Exhibit B—Bylaws of Buyer
Exhibit C—Delaware Certificate of Merger
Exhibit D—Texas Certificate of Merger
Exhibit E—Financial Statements
Disclosure Schedule—Exceptions to Representations and Warranties

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AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (the "Agreement") is entered into on August 1, 2002 by and between PawnMart, Inc., a Delaware corporation (the "Buyer"), and C/M Holdings, Inc., a Texas corporation (the "Target"). The Buyer and the Target are referred to collectively herein as the "Parties."

        On July 9, 2001, the Buyer filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

        On April 3, 2002, the Buyer filed the Plan with the Bankruptcy Court.

        On May 20, 2002, the Bankruptcy Court confirmed the Plan which provides for the Merger of the Target with and into the Buyer pursuant to which the Target Stockholders will receive capital stock of the Buyer in exchange for their capital stock in the Target.

        This Agreement contemplates that the Merger will be a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code §368(a)(1)(A).

        The Parties expect that the Merger will further certain of their business objectives including, without limitation, continuing the investment objectives of Target and providing financial strength to Buyer for it to access needed sources of credit for its business operations.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

        1.    Definitions.

        "Agreement" has the meaning set forth in the preface above.

        "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Buyer attached hereto as Exhibit A.

        "Bankruptcy Code" means the United States Bankruptcy Code, Title 11 of the United States Code Section 101, et seq., as amended.

        "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division.

        "Buyer" has the meaning set forth in the preface above.

        "Buyer Share" means a Series A Preferred Share or a Series B Preferred Share.

        "Bylaws" means the bylaws of the Buyer attached hereto as Exhibit B.

        "Certificate" has the meaning set forth in §2(e) below.

        "Closing" has the meaning set forth in §2(b) below.

        "Closing Date" has the meaning set forth in §2(b) below.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

        "Confirmation Order" means the order entered by the Bankruptcy Court on May 20, 2002 confirming the Plan in accordance with the Bankruptcy Code.

        "Definitive Target Proxy Materials" means the definitive proxy materials relating to the Special Target Meeting.

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        "Delaware Certificate of Merger" has the meaning set forth in §2(c) below.

        "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

        "Disclosure Schedule" has the meaning set forth in §3 below.

        "Disclosure Statement" means the Buyer's First Amended Disclosure Statement, as it may be amended, supplemented, or modified from time to time, describing the Plan and prepared and distributed in accordance with Sections 1125, 1126(b) and 1145 of the Bankruptcy Code.

        "Dissenting Share" means any Target Share owned by a Target Stockholder who or which has exercised his or its appraisal rights under the Texas Business Corporation Act holds of record.

        "Effective Time" has the meaning set forth in §2(d)(1) below.

        "Exchange Agent" has the meaning set forth in §2(e) below.

        "Final Order" means the Confirmation Order as to which any appeal that has been taken has not been stayed following the expiration of the time for appeal or has been resolved, or as to which the time for appeal has expired.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Joint Disclosure Document" means the disclosure document combining the Private Placement Memorandum and the Definitive Target Proxy Materials.

        "Knowledge" means actual knowledge without independent investigation.

        "Letter of Transmittal " has the meaning set forth in §2(e) below.

        "Merger" has the meaning set forth in §2(a) below.

        "Most Recent Financial Statements" has the meaning set forth in §3(j) below.

        "Most Recent Fiscal Year End" has the meaning set forth in §3(j) below.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Plan" means the Buyer's First Amended Plan of Reorganization, including any amendments, modifications, or corrections made thereto, filed with the Bankruptcy Court on April 3, 2002.

        "Private Placement Memorandum" means the final private placement memorandum relating to the offering of the Buyer Shares in connection with the Merger under the Securities Act to the Target Stockholders.

        "Public Report" has the meaning set forth in §4(e) below.

        "Requisite Target Stockholder Approval" means the affirmative vote of the holders of a majority of the Target Shares in favor of this Agreement and the Merger.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

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        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Series A Conversion Ratio" has the meaning set forth in §2(d)(5) below, authorized pursuant to the Amended and Restated Certificate of Incorporation.

        "Series A Preferred Share" means any share of the Series A Preferred Stock, $0.01 par value, of the Buyer, authorized pursuant to the Amended and Restated Certificate of Incorporation.

        "Series B Conversion Ratio" has the meaning set forth in §2(d)(5) below, authorized pursuant to the Amended and Restated Certificate of Incorporation.

        "Series B Preferred Share" means any share of the Series B Preferred Stock, $0.01 par value, of the Buyer, authorized pursuant to the Amended and Restated Certificate of Incorporation.

        "Special Target Meeting" has the meaning set forth in §5(b)(2) below.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Surviving Corporation" has the meaning set forth in §2(a) below.

        "Target" has the meaning set forth in the preface above.

        "Target Dividend" means the distribution by the Target to the Target Stockholders prior to the Effective Time of: (1) one hundred percent (100%) of the capital stock of Hulen Capital Partners, Inc., a Texas corporation, and (2) one hundred percent (100%) of the limited liability company interests of Motorcycle Investments, L.L.C., a Texas limited liability company recently formed by the Target to hold its securities in American IronHorse Motorcycle Company, Inc.

        "Target Share" means any share of the Common Stock, $0.01 par value per share, of the Target.

        "Target Stockholder" means any Person who or which holds any Target Shares.

        "Texas Business Corporation Act" means the Texas Business Corporation Act, as amended.

        "Texas Certificate of Merger" has the meaning set forth in §2(c) below.

        2.    Basic Transaction.

          (a)    The Merger.

          On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

          (b)    The Closing.

          The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Holland, Johns, Schwartz & Penny, L.L.P., 306 West Seventh Street, Suite 500, in Fort Worth, Texas 76102-4982, commencing at 10:00 a.m. local time on August 30, 2002 following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions

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  the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

          (c)    Actions at the Closing.

          At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in §6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in §6(b) below, (iii) the Buyer and the Target will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit C (the "Delaware Certificate of Merger") and with the Secretary of State of the State of Texas a Certificate of Merger in the form attached hereto as Exhibit D (the "Texas Certificate of Merger"), and (iv) the Buyer will deliver to the Exchange Agent in the manner provided below in this §2 the certificates evidencing the Buyer Shares issued in the Merger.

          (d)    Effect of Merger.

            (1)    General.    The Merger shall become effective at the time (the "Effective Time") the Buyer and the Target file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the Texas Certificate of Merger with the Secretary of State of the State of Texas. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effect the transactions contemplated by this Agreement.

            (2)    Certificate of Incorporation.    The Amended and Restated Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

            (3)    Bylaws.    The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

            (4)    Directors and Officers.    The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

            (5)    Conversion of Target Shares.    At and as of the Effective Time, (x) each Target Share (other than any Dissenting Share) shall be converted into the right to receive Series A Preferred Shares and Series B Preferred Shares, as set forth in §2(d)(5)(A) and (B), and (y) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Texas Business Corporation Act; provided, however, that the Series A Conversion Ratio and the Series B Conversion Ratio (as defined below) shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding.

              (A)  Each Target Share (other than any Dissenting Share) shall be converted into the right to receive that number of Series A Preferred Shares obtained by (x) dividing the net assets of Target on the Closing Date less $2,500,000 in value attributed to the Series B Preferred Shares by 5 and (y) dividing the foregoing quotient by the Target Shares issued and outstanding as of the Closing Date (referred to herein as the "Series A Conversion Ratio"). The net assets of Target for these purposes will be determined on the basis of

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      Target's Most Recent Financial Statements as of December 31, 2001, as adjusted through the Closing Date to reflect changes in the net assets of Target's assets after December 31, 2001.

              (B)  Each Target Share (other than any Dissenting Share) shall be converted into the right to receive that number of Series B Preferred Shares obtained by dividing 500,000 by the Target Shares issued and outstanding as of the Closing Date (referred to herein as the "Series B Conversion Ratio").

            (6)    No Fractional Shares.    No fractional Buyer Shares shall be issued in connection with the Merger. In lieu of any such fractional shares, the number of Target Shares otherwise issuable pursuant to §2(d)(5)(A) and (B) to a Target Stockholder will be rounded up to the nearest whole number.

            (7)    Buyer Shares.    Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

          (e)    Procedure for Payment.

            (1)  As of the Effective Time, the Buyer shall deposit with Continental Stock Transfer & Trust Company, New York, New York (the "Exchange Agent"), for the benefit of the Target Stockholders, for exchange in accordance with this §2(e), through the Exchange Agent, stock certificates representing the Buyer Shares issuable pursuant to §2(d) in exchange for issued and outstanding Target Shares. The Buyer Shares into which Target Shares shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time.

            (2)  As soon as reasonably practicable after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each record holder of Target Shares (i) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Target Shares held by such record holder (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Buyer may reasonably specify and (ii) instructions for surrendering the Certificates in exchange for certificates representing Buyer Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and such other documents as the Buyer or the Exchange Agent shall reasonably request: (x) the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing the Buyer Shares described in §2(d)(5) (rounded to the nearest whole share). The Certificates so surrendered shall forthwith be canceled. From and after the Effective Time, the Buyer shall be entitled to treat the Certificates which have not yet been surrendered for exchange as evidencing the ownership of that number of Buyer Shares into which the Target Shares represented by such Certificates shall have been converted, notwithstanding any failure to surrender such Certificates.

            (3)  Until surrender as contemplated by this §2(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such Buyer Shares.

            (4)  If any certificate for Buyer Shares is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by the reason of the issuance of such Buyer Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Buyer or the Exchange Agent that such tax has been paid or is not applicable.

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            (5)  The Buyer shall not be liable to the holder of Target Shares for any Buyer Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (6)  The Buyer shall pay all charges and expenses of the Exchange Agent.

          (f)    Closing of Transfer Records.

          After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

        3.    Representations and Warranties of the Target.

        The Target represents and warrants to the Buyer that the statements contained in this §3 will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §3.

          (a)    Organization.

          The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b)    Capitalization.

          At the Effective Time, the entire authorized capital stock of the Target will consist of 5,400,000 Target Shares, of which approximately 1,400,000 Target Shares will be issued and outstanding. All of the issued and outstanding Target Shares will be duly authorized and will be validly issued, fully paid, and nonassessable. At the Effective Time, there will be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock and there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

          (c)    Authorization of Transaction.

          The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Target Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

          (d)    Noncontravention.

          To the Knowledge of any director or officer of the Target, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a

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  material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Target, and other than in connection with the provisions of the Texas Business Corporation Act, the Securities Act, and state securities laws, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (e)    Undisclosed Liabilities.

          The Target and its Subsidiaries have no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Year End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (f)    Brokers' Fees.

          The Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (g)    Continuity of Business Enterprise.

          The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. §1.368-1(d).

          (h)    Title to Tangible Assets.

          The Target has marketable title to the material tangible assets it uses regularly in the conduct of its business.

          (i)    Subsidiaries.

          At the Effective Time the Target will not have any Subsidiaries.

          (j)    Financial Statements.

          Attached hereto as Exhibit E are the following financial statements: audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the fiscal years ended December 31, 2000 and December 31, 2001 (the "Most Recent Fiscal Year End") for the Target and its Subsidiaries. The Most Recent Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and its Subsidiaries as of such dates and the results of operations of the Target and its Subsidiaries for such periods.

          (k)    Events Subsequent to Most Recent Fiscal Year End.

          Since the Most Recent Fiscal Year End, there has not been any material adverse change in the financial condition of the Target and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, since that date none of the Target and its Subsidiaries has engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

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          (l)    Legal Compliance.

          The Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Target taken as a whole.

          (m)    Tax Matters.

          The Target has filed all income tax returns that it was required to file, and has paid all income taxes shown thereon as owing, except where the failure to file income tax returns or to pay income taxes would not have a material adverse effect on the financial condition of the Target taken as a whole.

          (n)    Real Property.

          The Target neither owns nor leases any real property.

          (o)    Contracts.

          §3(o) of the Disclosure Schedule lists all written contracts and other written agreements to which the Target is a party the performance of which will involve consideration in excess of $25,000. The Target has delivered to the Buyer a correct and complete copy of each contract or other agreement listed in §3(o) of the Disclosure Schedule (as amended to date).

          (p)    Litigation.

          The Target (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target taken as a whole.

          (q)    Disclosure.

          The Definitive Target Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Target Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, the Target makes no representation or warranty with respect to any information the Buyer will supply specifically for use in the Definitive Target Proxy Materials. None of the information the Target will supply specifically for use in the Private Placement Memorandum will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

        4.    Representations and Warranties of the Buyer.

          The Buyer represents and warrants to the Target that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this §4.

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          (a)    Organization.

          The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b)    Capitalization.

          At the Effective Time, the entire authorized capital stock of the Buyer will consist of 10,000,000 shares of common stock, $0.01 par value, of which approximately 2,280,000, subject to downward adjustment for holders of Class 4 claims electing $1,000 cash in lieu of common stock for their respective Class 4 claims, and 1,500,000 shares of preferred stock, $0.01 par value, of which 1,250,000 shares are designated as Series A Preferred Shares, 500,000 shares are designated as Series B Preferred Shares, and the balance are undesignated. All the Buyer Shares to be issued in the Merger will be duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. At the Effective Time, there will be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, other than as contemplated by the Plan, and there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

          (c)    Authorization of Transaction.

          The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          (d)    Noncontravention.

          To the Knowledge of any director or officer of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Buyer, and other than in connection with the Delaware General Corporation Law, the Securities Act, and state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (e)    Filings with the SEC.

          The Buyer has made all filings with the SEC that it has been required to make within the past three years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities

9

  Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has delivered to the Target a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

          (f)    Brokers' Fees.

          The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than to Jeffrey A. Cummer and to Dwayne A. Moyers in the collective amount of $150,000 ($75,000 each).

          (g)    Continuity of Business Enterprise.

          It is the present intention of the Buyer to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. §1.368-1(d).

          (h)    Disclosure.

          The Private Placement Memorandum will comply with the Securities Act in all material respects. The Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, the Buyer makes no representation or warranty with respect to any information the Target will supply specifically for use in the Private Placement Memorandum. None of the information the Buyer will supply specifically for use in the Definitive Target Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

        5.    Covenants.

        The Parties agree as follows with respect to the period from and after the execution of this Agreement:

          (a)    General.

          Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

          (b)    Regulatory Matters and Approvals.

          Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(d) and §4(d) above. Without limiting the generality of the foregoing:

            (1)    Securities Act and State Securities Laws.    The Buyer will prepare the Private Placement Memorandum relating to the offering and issuance of the Buyer Shares. The Target will provide the Buyer with whatever information and assistance in connection with the preparation of the Private Placement Memorandum that the Buyer reasonably may request. The Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Buyer Shares.

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            (2)    Texas Business Corporation Act.    The Target will call a special meeting of its stockholders (the "Special Target Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Texas Business Corporation Act. The Target will mail the Joint Disclosure Document to the Target Stockholders simultaneously with the special meeting notice and as soon as reasonably practicable.

          (c)    Operation of Business.

          Neither of the Parties will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business between the date of this Agreement and the Effective Date. Without limiting the generality of the foregoing:

            (1)  neither of the Parties will authorize or effect any change in its charter or bylaw, except, with respect to the Buyer only, as otherwise contemplated by the Plan and Disclosure Statement;

            (2)  neither of the Parties will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding), except, with respect to the Buyer only, as otherwise contemplated by the Plan and Disclosure Statement;

            (3)  neither of the Parties will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business, except with respect to the Target only, in order to complete the Target Dividend;

            (4)  neither of the Parties will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (5)  neither of the Parties will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

            (6)  neither of the Parties will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (7)  neither of the Parties will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

            (8)  neither of the Parties will commit to any of the foregoing.

          (d)    Full Access.

            (1)  The Target will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. The Buyer will treat and hold as such any Confidential Information it receives from the Target in the course of the reviews contemplated by this §5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

            (2)  The Buyer will permit representatives of the Target to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations

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    of the Buyer and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Buyer. The Target will treat and hold as such any Confidential Information it receives from the Buyer in the course of the reviews contemplated by this §5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Buyer all tangible embodiments (and all copies) thereof which are in its possession.

          (e)    Notice of Developments.

          Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above. No disclosure by any Party pursuant to this §5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (f)    Indemnification.

          The Buyer will indemnify each individual who served as a director or officer of the Target at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

          (g)    Continuity of Business Enterprise.

          The Buyer will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. §1.368-1(d).

        6.    Conditions to Obligation to Close.

          (a)    Conditions to Obligation of the Buyer.

          The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (1)  this Agreement and the Merger shall have received the Requisite Target Stockholder Approval and the number of Dissenting Shares shall not exceed ten percent (10%) of the number of outstanding Target Shares;

            (2)  the representations and warranties of the Target set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date;

            (3)  the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (4)  the Target shall have completed the Target Dividend;

            (5)  there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

            (6)  the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in §3(d) and §4(d) above;

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            (7)  the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

            (8)  the Plan shall have been confirmed by the Bankruptcy Court and the Confirmation Order shall have become a Final Order; and

            (9)  all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

          The Buyer may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.

          (b)    Conditions to Obligation of the Target.

          The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (1)  this Agreement and the Merger shall have received the Requisite Target Stockholder Approval and the number of Dissenting Shares shall not exceed ten percent (10%) of the number of outstanding Target Shares;

            (2)  the representations and warranties of the Buyer set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date;

            (3)  the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (4)  the Target shall have completed the Target Dividend;

            (5)  there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

            (6)  the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in §3(d) and §4(d) above;

            (7)  the Plan shall have been confirmed by the Bankruptcy Court and the Confirmation Order shall have become a Final Order;

            (8)  the Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of Delaware;

            (9)  the Buyer shall have paid each of Dwayne A. Moyers and Jeffrey A. Cummer an investment fee of $75,000 each; and

            (10) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

          The Target may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

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        7.    Termination.

          (a)    Termination of Agreement.

          Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (1)  the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (2)  the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 30, 2002, by reason of the failure of any condition precedent under §6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

            (3)  the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 30, 2002, by reason of the failure of any condition precedent under §6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement); or

            (4)  either Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Target Meeting in the event this Agreement and the Merger fail to receive the Requisite Target Stockholder Approval.

          (b)    Effect of Termination.

          If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(d) above shall survive any such termination.

        8.    Miscellaneous.

          (a)    Survival.

          None of the representations, warranties, and covenants of the Parties (other than the provisions in §2 above concerning issuance of the Buyer Shares, the provisions in §5(f) above concerning indemnification, and the provisions in §5(g) above concerning certain requirements for a tax-free reorganization) will survive the Effective Time.

          (b)    Press Releases and Public Announcements.

          No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable best efforts to advise the Target prior to making the disclosure).

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          (c)    No Third Party Beneficiaries.

          This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in §2 above concerning issuance of the Buyer Shares and the provisions in §5(g) above concerning certain requirements for a tax-free reorganization are intended for the benefit of the Target Stockholders and (ii) the provisions in §5(f) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

          (d)    Entire Agreement.

          This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (e)    Succession and Assignment.

          This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

          (f)    Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g)    Headings.

          The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h)    Notices.

          All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

    If to the Target:

      C/M Holdings, Inc.
      3417 Hulen Street
      Fort Worth, Texas 76107
      Attn: Mr. Dwayne Moyers
      Telephone: (817) 731-9559
      Facsimile: (817) 731-8635

    Copy to:

      Margaret E. Holland
      Holland, Johns, Schwartz & Penny, L.L.P.
      306 West Seventh Street, Suite 500
      Fort Worth, Texas 76102-4982
      Telephone: (817) 335-1050
      Facsimile: (817) 332-3140

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    If to the Buyer:

      PawnMart, Inc.
      2175 Old Concord Road SE, Suite 200
      Smyrna, Georgia 30080
      Attn: Mr. Robert W. Schleizer
      Telephone: (678) 305-7211
      Facsimile: (678) 305-7213

    Copy to:

      Mr. Paul Geilich
      Looper, Reed & McGraw, P.C.
      4100 Thanksgiving Tower
      1601 Elm Street
      Dallas, Texas 75201
      Telephone: (214) 954-4135
      Facsimile: (214) 953-1332

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (i)    Governing Law.

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          (j)    Amendments and Waivers.

          The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k)    Severability.

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l)    Expenses.

          Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

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          (m)    Construction.

          The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          (n)    Incorporation of Exhibits and Schedules.

          The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

  *****

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        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER	PawnMart, Inc.
	By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer Executive Vice President and Chief Financial Officer
TARGET	C/M Holdings, Inc.
	By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers Vice President

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AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
PAWNMART, INC.

        (Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware)

        PawnMart, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

        DOES HEREBY CERTIFY:

        FIRST: That the Corporation was originally incorporated in Delaware under the name "Pawnco, Inc." and the date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was January 13, 1994.

        SECOND: That the Corporation's name was changed to "PCI Capital Corporation" by amendment to its original Certificate of Incorporation filed with the Secretary of State of Delaware on June 14, 1994.

        THIRD: That the Corporation's name was changed to "PawnMart, Inc." by amendment and restatement of its original Certificate of Incorporation filed with the Secretary of State of Delaware on October 30, 1997.

        FOURTH: That the Board of Directors of the Corporation (the "Board of Directors") adopted amendments to the Certificate of Incorporation in the Corporation's First Amended Plan of Reorganization, as modified, as confirmed by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, by order entered on or about May 20, 2002, in the case of PawnMart, Inc., Debtor, Case No. 01-44957-BJH-11.

        FIFTH: That the Amended and Restated Certificate of Incorporation of the Corporation is as follows and shall become effective on August 30, 2002 at 11:00 a.m. Eastern Time in accordance with the provisions of Section 103(d) of the Delaware General Corporation Law.

ARTICLE I
NAME

        The name of the Corporation is PawnMart, Inc.

ARTICLE II
REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware and the County of New Castle is 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808 and the name of the registered agent at that address is Corporation Service Company.

ARTICLE III
POWERS/TERM

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. The Corporation is to have perpetual existence.

EXHIBIT A

ARTICLE IV
CAPITAL STOCK

        A.    Classes of Stock.    The total number of shares of stock which the Corporation shall have authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares of stock, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") issuable in series ("Series"), and Ten Million (10,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"). Of the Preferred Stock, One Million Two Hundred Fifty Thousand (1,250,000) shares shall be designated and known as Series A Preferred Stock (the "Series A Preferred Stock") and Five Hundred Thousand Fifty (500,050) shares shall be designated and known as Series B Preferred Stock (the "Series B Preferred Stock").

        B.    Additional Series of Preferred Stock.    The remaining shares of Preferred Stock may be issued from time to time in one or more Series. The Board of Directors is expressly authorized to provide for the issue of all or any of the remaining unissued and undesignated shares of the Preferred Stock in one or more Series, and to fix the number of shares and to determine or alter for each such Series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such Series then outstanding) the number of shares of any Series other than the Series A Preferred Stock or B Preferred Stock subsequent to the issue of shares of that Series. In case the number of shares of any such Series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such Series.

        C.    Series A Preferred Stock and Series B Preferred Stock.    The preferences, rights and voting powers (and the qualifications, limitations, or restrictions thereof) of the Series A Preferred Stock and the Series B Preferred Stock are as follows:

        1.    Dividends.

          (a)    Definitions.    For purposes of this Section 1, the following definitions apply:

            (i)    "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2002.

            (ii)  "Dividend Period" means (a) the period beginning on the Issue Date and ending on the first Dividend Payment Date and (b) each quarterly period between Dividend Payment Dates.

            (iii) "Dividend Rate" means five percent (5%) per annum.

            (iv)  "Issue Date" means August 30, 2002.

            (v)  "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board of Directors of the Corporation with respect to the dividend payable on such respective Dividend Payment Date.

          (b)    Series A Preferred Stock.

            (i)    Subject to the prior preferences and other rights of any stock ranking senior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the rate provided in this Section 1(b), and no more. Such dividends shall be cumulative from August 30, 2002 and shall

2

    be payable in arrears, when, as and if declared by the Board of Directors, on each Dividend Payment Date, provided that if any such payment date is not a business day then such dividend shall be payable on the next business day. The dividends per share of Series A Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such Dividend Period by $5.00 (as such dollar amount is adjusted for stock splits, combinations, reclassifications and the like with respect to the Series A Preferred Stock) and dividing the result by four. Dividends payable for any period less than a full quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

            (ii)  Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Corporation on the corresponding Record Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding fifty (50) days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (iii) If full cash dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and any stock ranking pari passu to the Series A Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series A Preferred Stock and any holders of stock ranking pari passu to the Series A Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled.

            (iv)  If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for in the other provisions of this Section 1, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full Dividend Period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year.

            (v)  So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not (i) declare or pay any dividend or make any distribution on any stock ranking junior to the Series A Preferred Stock, whether in cash, property or otherwise, or (ii) purchase or redeem, or permit any subsidiary to purchase or redeem, any stock ranking junior to the Series A Preferred Stock, or pay or make available any monies for a sinking fund for the purchase or redemption of any stock ranking junior to the Series A Preferred Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

            (vi)  No right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

          (c)    Series B Preferred Stock.

            (i)    Subject to the prior preferences and other rights of any stock ranking senior to the Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the rate provided in this Section 1(c), and no more. Such dividends shall be cumulative from August 30, 2002 and shall be payable in arrears, when, as and if declared by the Board of Directors, on each Dividend Payment Date, provided that if any such payment date is not a business day then such

3

    dividend shall be payable on the next business day. The dividends per share of Series B Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such Dividend Period by $5.00 (as such dollar amount is adjusted for stock splits, combinations, reclassifications and the like with respect to the Series B Preferred Stock) and dividing the result by four. Dividends payable for any period less than a full quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

            (ii)  Dividends shall be paid to the holders of record of the Series B Preferred Stock as their names appear on the share register of the Corporation on the corresponding Record Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding fifty (50) days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (iii) If full cash dividends are not paid or made available to the holders of all outstanding shares of Series B Preferred Stock and any stock ranking pari passu to the Series B Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series B Preferred Stock and any holders of stock ranking pari passu to the Series B Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled.

            (iv)  If, on any Dividend Payment Date, the holders of the Series B Preferred Stock shall not have received the full dividends provided for in the other provisions of this Section 1, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full Dividend Period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year.

            (v)  So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not (i) declare or pay any dividend or make any distribution on any stock ranking junior to the Series B Preferred Stock, whether in cash, property or otherwise, or (ii) purchase or redeem, or permit any subsidiary to purchase or redeem, any stock ranking junior to the Series B Preferred Stock, or pay or make available any monies for a sinking fund for the purchase or redemption of any stock ranking junior to the Series B Preferred Stock, unless all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

            (vi)  No right shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

            (vii) The Series B Preferred Stock shall rank junior to the Series A Preferred Stock as to Dividends.

        2.    Redemption by the Corporation.

          (a)    Definitions.    For purposes of this Section 2, the following definitions apply:

            (i)    "Redemption Agent" shall have the meaning set forth in Section 2(d)(ii).

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            (ii)  "Redemption Date" means the date fixed for redemption of the Preferred Stock pursuant to this Section 2 or, if the Corporation shall default in the payment of the Redemption Price on such date, the date the Corporation actually makes such payment.

            (iii) "Redemption Notice" shall have the meaning set forth in Section 2(d)(i).

            (iv)  "Redemption Price" means the price to be paid upon redemption of the Preferred Stock, as determined in accordance with this Section 2.

          (b)    Series A Preferred Stock.    The Corporation shall not be required or have the right to redeem the Series A Preferred Stock in whole or in part prior to April 30, 2005. The Corporation shall be required to redeem, from any source of funds legally available therefor, 100,000 shares of Series A Preferred Stock (or such lesser number of shares as shall then be outstanding) on April 30, 2005 and on each anniversary date thereof until April 30, 2010, when the Corporation shall redeem, from any source of funds legally available therefor, the balance of the Series A Preferred Stock outstanding. The Redemption Price for Series A Preferred Stock is payable in cash at an amount per share equal to $5.00 (as adjusted for stock splits, combinations, reclassifications, and the like with respect to such Series A Preferred Stock) plus all accumulated but unpaid dividends on such shares on the Redemption Date. In the event of a redemption of less than all of the shares of Series A Preferred Stock, the redemption shall be made on a pro rata basis among the holders of Series A Preferred Stock in proportion to the Series A Preferred Stock held by them.

          (c)    Series B Preferred Stock.    The Corporation shall not be required or have the right to redeem the Series B Preferred Stock in whole or in part prior to April 30, 2009. After April 30, 2009 the Corporation shall have the right, but not the obligation, to redeem, from any source of funds legally available therefor, the Series B Preferred Stock at any time in whole or from time to time in part, at the option of the Corporation. The Redemption Price for Series B Preferred Stock is payable in cash at an amount per share equal to $5.00 (as adjusted for stock splits, combinations, reclassifications, and the like with respect to such Series B Preferred Stock) plus all accumulated but unpaid dividends on such shares on the Redemption Date. In the event of a redemption of less than all of the shares of Series B Preferred Stock, the redemption shall be made on a pro rata basis among the holders of Series B Preferred Stock in proportion to the Series B Preferred Stock held by them. The Corporation shall not redeem any shares of Series B Preferred Stock on a Redemption Date unless all the shares of Series A Preferred Stock required to be redeemed by the Corporation on such Redemption Date are first redeemed.

          (d)    Method of Redemption.

            (i)    A redemption notice ("Redemption Notice") shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date (i) notifying such holders of the redemption and of the date of redemption, (ii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefor, and (iii) stating the name and address of the Redemption Agent (as defined below), and the name and address of the Corporation's transfer agent for the shares to be redeemed. The Corporation may act as the transfer agent for the shares to be redeemed.

            (ii)  The Corporation shall appoint as its redemption agent (the "Redemption Agent") for such purpose a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Twenty Million Dollars ($20,000,000), and may appoint any one or more additional such agents which shall in each case be a bank or trust company

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    in good standing organized under the laws of the United States of America or of any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Twenty Million Dollars ($20,000,000). Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least two (2) business days prior to the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

            (iii) If a Redemption Notice shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this Amended and Restated Certificate of Incorporation until and including the Redemption Date. From and after the Redemption Date the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder, without interest.

            (iv)  The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the shares to be redeemed entitled thereto at the expiration of two (2) years from the Redemption Date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation as a general creditor for such payment, without interest.

        3.    Conversion.    The holders of the Series A Preferred Stock shall have no conversion rights. Subject to the terms and conditions of this Section 3, the holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)    Right to Convert.    Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and on or before April 30, 2009, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 by the Series B Conversion Price then in effect. The Series B Conversion Price shall initially be $1.4535 and shall be adjusted as hereinafter provided.

          (b)    Mechanics of Conversion.    In order for a holder of Series B Preferred Stock to exercise its conversion right, such holder shall surrender the certificate or certificates representing such shares of Series B Preferred Stock at the office of the Corporation's transfer agent, together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or its attorney duly

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  authorized in writing. The date of receipt of such certificates and notice by the transfer agent is referred to herein as the "Notice Date." The Corporation shall, as soon as practicable after the Notice Date, issue and deliver to such holder, or to its nominee, at such holder's address as shown in the records of the Corporation, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, together with cash in lieu of fractional shares. If less than all of the shares of Series B Preferred Stock represented by a stock certificate are converted into shares of Common Stock, the Corporation shall issue a new stock certificate in the amount of the shares not so converted.

          (c)    Surrendered Shares of Series B Preferred Stock.    All shares of Series B Preferred Stock which shall have been surrendered for conversion shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate on the Notice Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date is subsequent to the Notice Date. On the Notice Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock.

          (d)    Adjustments to Series B Conversion Price for Certain Diluting Issues.

            (i)    Definitions.    For purposes of this Section 3(d), the following definitions apply:

              (1)  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                (A)  to officers, directors or employees of, or consultants to, the Corporation, pursuant to stock option, stock purchase plans or warrants, or agreements on terms approved by the Board of Directors of the Corporation (but not in excess of 1,000,000 shares of Common Stock);

                (B)  upon conversion of the Series B Preferred Stock outstanding on the date hereof;

                (C)  solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other corporation or entity, or in connection with a strategic transaction, an equipment financing, bank credit arrangements or other lending or leasing arrangement entered into for primarily non-equity financing purposes; provided, however, the issuance of such securities is approved by the Board of Directors of the Corporation;

                (D)  to holders of Series B Preferred Stock pursuant to a rights offering in which all holders of Series B Preferred Stock are offered on a pro rata basis such Common Stock or Convertible Securities;

                (E)  upon exercise or conversion of outstanding options or warrants, respectively; or

                (F)  pursuant to stock splits, stock dividends, recapitalization or the like for which adjustment of the Series B Conversion Price is made pursuant to Sections 3(d)(vi) or (vii).

              (2)  "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

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              (3)  "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

              (4)  "Original Issue Date" shall mean the date of the initial issuance of shares of Series B Preferred Stock.

            (ii)    No Adjustment of Series B Conversion Price.    Any provision herein to the contrary notwithstanding, no adjustment in the Series B Conversion Price shall be made in respect of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 3(d)(v)) for the Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of and immediately prior to such issue.

            (iii)    Deemed Issue of Additional Shares of Common Stock.    In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

              (1)  no further adjustments in the Series B Conversion Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

              (2)  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series B Conversion Price shall effect Common Stock previously issued upon conversion of the Series B Preferred Stock);

              (3)  if such Options or Convertible Securities expire, the Series B Conversion Price shall forthwith be readjusted to the Series B Conversion Price as would have been obtained had the adjustment made upon the issuance of such Options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or the conversion, exchange or exercise of any such Convertible Securities, taking into account any adjustments to the Series B Conversion Price made after such issuances; and

              (4)  no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (a) the Series B Conversion Price on the original adjustment date, or (b) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

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            (iv)    Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock.    In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding or deemed outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding or deemed outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued (or deemed issued). For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding vested "in the money" Options had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

            (v)    Determination of Consideration.    For purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (1)    Cash and Property.    Such consideration shall:

                (A)  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                (B)  insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                (C)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

              (2)    Options and Convertible Securities.    The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d), relating to Options and Convertible Securities, shall be determined by dividing:

                (A)  the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for

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        Convertible Securities and the conversion or exchange of such Convertible Securities by;

                (B)  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

            (vi)    Adjustments to Series B Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock.    In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

            (vii)    Adjustments for Reclassification and Reorganization.    If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a combination or subdivision of shares provided for in Section 3(d)(vi)), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

          (e)    Notices of Record Date.    In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock:

            (i)    at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (ii) or (iii) above; and

            (ii)  in the case of the matters referred to in (ii) and (iii) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on

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    which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          (f)    No Impairment.    The Corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 3(d) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

          (g)    Certificates as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section 3(d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's President or Chief Executive Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

          (h)    Reservation of Stock Issuable Upon Conversion.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

          (i)    Fractional Shares.    No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

          (j)    Notices.    Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

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        4.    Liquidation Preference.

          (a)  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), the assets of the Corporation available for distribution shall be distributed in the following order of preference:

            (i)    to the holders of Series A Preferred Stock, an amount per share equal to the Series A Liquidation Preference Payment (as defined below);

            (ii)  if the full payment of the amount in Section 4(a)(i) has been made, then to the holders of Series B Preferred Stock, an amount per share equal to the Series B Liquidation Preference Payment (as defined below); and

            (iii) if the full payment of the amount in Section 4(a)(i) and (a)(ii) has been made, then to the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each.

          (b)  The Series A Liquidation Preference Payment shall be an amount per share of Series A Preferred Stock equal to (i) $5.00 for each outstanding share of Series A Preferred Stock (as such dollar amount is adjusted for stock splits, combinations, reclassifications and the like with respect to the Series A Preferred Stock) and (ii) an amount equal to all accumulated but unpaid dividends on the Series A Preferred Stock.

          (c)  The Series B Liquidation Preference Payment shall be an amount per share of Series B Preferred Stock equal to (i) $5.00 for each outstanding share of Series B Preferred Stock (as such dollar amount is adjusted for stock splits, combinations, reclassifications and the like with respect to the Series B Preferred Stock) and (ii) an amount equal to all accumulated but unpaid dividends on the Series B Preferred Stock.

          (d)  If upon the occurrence of a Liquidation Event, the assets and funds to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of all of the amount under Section 4(a)(i), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, in proportion to the preferential amount each such holder is otherwise entitled to receive. If upon the occurrence of a Liquidation Event, after the holders of Series A Preferred Stock shall have been paid in full any amounts to which they shall be entitled under Section 4(a)(i), the assets and funds to be distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full amounts under Section 4(a)(ii), then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock, in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (e)  Shares of Series B Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, payable to holders of shares of Series B Preferred Stock.

          (f)    Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation shall be deemed a Liquidation Event for purposes of this Section 4.

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        5.    Voting Rights.

          (a)    Series A Preferred Stock.    The holders of Series A Preferred Stock shall have no voting rights except as required by law.

          (b)    Series B Preferred Stock.

            (i)    Except as specifically provided otherwise herein, the holders of shares of Series B Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted pursuant to the provisions of Section 3 at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Fractional votes will not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half or greater fractional share being rounded upward).

            (ii)  The Board of Directors shall consist of seven (7) members. The holders of a plurality of the shares of Series B Preferred Stock, voting as a class and without cumulative voting as to any person nominated for a Board position, shall be entitled to elect four (4) members of the Board of Directors at each meeting or pursuant to each consent of the stockholders of the Corporation for the election of directors. The holders of a plurality of the shares of Common Stock, voting as a class and without cumulative voting as to any person nominated for a Board position, shall be entitled to elect three (3) members of the Board of Directors at each meeting or pursuant to each consent of the stockholders of the Corporation for the election of directors.

            (iii) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series B Preferred Stock or Common Stock pursuant to Section 5(b)(ii), the remaining director or directors so elected by the holders of the Series B Preferred Stock or Common Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the outstanding shares of that class) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series B Preferred Stock or Common Stock, or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series B Preferred Stock or Common Stock, as the case may be.

            (iv)  In all cases where the holders of shares of Series B Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

        6.    Covenants.

          (a)  So long as any of the shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the approval of (by vote or written consent) the holders of a majority of the then outstanding shares of Series A Preferred Stock:

            (i)    Create or authorize the creation of any additional class or series of shares of stock if the same ranks senior or pari passu to the Series A Preferred Stock as to dividend rights,

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    redemption rights or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of any class or series of stock if the same ranks senior or pari passu to the Series A Preferred Stock as to dividend rights, redemption rights or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the rights or preferences of any class or series of shares of stock so as to make the same senior or pari passu to the Series A Preferred Stock with respect to dividend rights, redemption rights or the distributions of assets on the liquidation, dissolution or winding up of the Corporation,

            (ii)  Increase or decrease the number of authorized shares of Series A Preferred Stock (other than by redemption), or

            (iii) Amend the Certificate of Incorporation or Bylaws in any manner that would adversely affect any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock.

          (b)  So long as any of the shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the approval of (by vote or written consent) the holders of a majority of the then outstanding shares of Series B Preferred Stock:

            (i)    Create or authorize the creation of any additional class or series of shares of stock if the same ranks senior or pari passu to the Series B Preferred Stock as to dividend rights, redemption rights or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of any class or series of stock if the same ranks senior or pari passu to the Series B Preferred Stock as to dividend rights, redemption rights or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the rights or preferences of any class or series of shares of stock so as to make the same senior or pari passu to the Series B Preferred Stock with respect to dividend rights, redemption rights or the distributions of assets on the liquidation, dissolution or winding up of the Corporation,

            (ii)  Increase or decrease the number of authorized shares of Series B Preferred Stock, or

            (iii) Amend the Certificate of Incorporation or Bylaws in any manner that adversely affect any of the rights, preferences, privileges or restrictions of the Series B Preferred Stock.

        D.    Common Stock.    The holders of Common Stock shall have the following rights and preferences, subject to the rights and preferences of holders of Series A Preferred Stock and Series B Preferred Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Series A Preferred Stock and Series B Preferred Stock.

          (a)  Except as otherwise required by law or this Amended and Restated Certificate of Incorporation (in particular, Section 5(b)(ii) regarding election of directors), each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. There shall be no cumulative voting. Notwithstanding anything to the contrary contained herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding and any additional shares needed to satisfy any then outstanding options, rights to acquire shares or conversion rights under then outstanding securities) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

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          (b)  Subject to the preferential rights of the holders of Series A Preferred Stock and Series B Preferred Stock, holders of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation that are legally available therefor; provided further, that no dividend shall be declared or paid on Common Stock if accrued dividends on the Series A Preferred Stock or Series B Preferred Stock, as the case may be, have not been paid or the Corporation has not fully complied with the redemption provisions herein relating to the Series A Preferred Stock.

        E.    Registered Owner.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V
STOCKHOLDER MEETINGS

        Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE VI
LIMITATION OF DIRECTORS' LIABILITY

        A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

ARTICLE VII
INDEMNIFICATION

        A.    Right to Indemnification.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was or has agreed to become, or a person for whom he is the legal representative, is or was or has agreed to become a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in this Article VII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part

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thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation. The rights to indemnification provided herein shall continue with respect to a Covered Person notwithstanding that such Covered Person ceases to be a director, officer or other employee or agent of the Corporation.

        B.    Prepayment of Expenses.    The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

        C.    Claims.    If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        D.    Nonexclusivity of Rights.    The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those provided herein.

        E.    Other Sources.    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such.

        F.    Amendment or Repeal.    Any repeal or modification of the foregoing provisions of Article VI and this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        G.    Other Indemnification and Prepayment of Expenses.    This Article VII shall not limit the right to the Corporation to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII
AMENDMENT OF BYLAWS

        In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation, subject to Article IV.C.6.

ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

        Subject to Article IV.C.6., the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or

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hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this 29th day of August, 2002.

By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer Executive Vice President and Chief Financial Officer

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CERTIFICATION OF AMENDED AND RESTATED
BY-LAWS
OF
PAWNMART, INC.
(A DELAWARE CORPORATION)

KNOW ALL BY THESE PRESENTS:

        I, Robert W. Schleizer, certify that I am Secretary of PawnMart, Inc., a Delaware corporation (the "Company"), that I am duly authorized to make and deliver this certification, and that the attached Amended and Restated Bylaws are a true and correct copy of the Amended and Restated Bylaws of the Company in effect as of the date of this certificate.

        Dated: July 3, 2002

By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Secretary

EXHIBIT B

AMENDED AND RESTATED
BY-LAWS
OF
PAWNMART, INC.
A DELAWARE CORPORATION

(ADOPTED AS OF JULY 3, 2002)

ARTICLE I.
OFFICES

        Section 1.    Registered Office.    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is Corporation Service Company.

        Section 2.    Other Offices.    The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II.
STOCKHOLDERS

        Section 1.    Annual Meetings.    An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware or by means of remote communication, as the Board of Directors in its sole discretion may determine from time to time. Any other proper business may be transacted at the annual meeting.

        Section 2.    Special Meetings.    Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, and shall be called upon the request of the Chairman of the Board of Directors, the Chief Executive Officer, or by a majority of the members of the Board of Directors. Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called at the request of the Chairman of the Board of Directors or the Chief Executive Officer, then such person shall request such meeting by delivering a written request to call such meeting to each member of the Board of Directors, and the Board of Directors shall then determine the date, time and place of such special meeting, which shall be held not more than one hundred twenty (120) nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board of Directors. Special meetings may be held at such time and place, within or without the State of Delaware or by means of remote communication, as shall be stated in the notice of such meeting or in a duly executed waiver of notice thereof.

        Section 3.    Notice of Meetings.    Written notice of all meetings of stockholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing, by electronic transmission in the manner provided by law (including without limitation as set forth in Article VIII, Section 1 of these Bylaws) or in any other form or manner that is allowable by law. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

        Section 4.    Adjournments.    Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

        Section 5.    Quorum.    At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except if otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation's stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity.

        Section 6.    Organization.    Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chief Executive Officer, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairperson of the meeting and, subject to Article II, Section 10 of these Bylaws, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order, and shall have the power to adjourn the meeting to another date, time and place (if any). The Secretary of the Corporation shall act as secretary of the meeting, but in such person's absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

        Section 7.    Voting; Proxies.    Unless otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Article II, Section 8 of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Except as otherwise provided in the Corporation's Certificate of Incorporation, the holders of Class B Preferred Stock and the holders of Common Stock shall vote together, and not separately as a class, on all matters submitted to a vote of the stockholders. The holders of Class A Preferred Stock shall have no voting rights. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by a stockholder or stockholders holding shares representing at least one percent (1%) of the votes entitled to vote at such meeting, or by such stockholder's or stockholders' proxy; provided, however, that an election of directors shall be by written ballot if demand is so made by any stockholder at the meeting before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate and, if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the meeting and are voted for or against the matter.

        Section 8.    Fixing Date for Determination of Stockholders of Record.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing

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the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 9.    List of Stockholders Entitled to Vote.    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

        Section 10.    Inspectors of Elections.

          (a)    Applicability.    Unless otherwise provided in the Corporation's Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 10 shall apply only if and when the Corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an automated interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 10 shall be optional, and at the discretion of the Corporation.

          (b)    Appointment.    The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

          (c)    Inspector's Oath.    Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

          (d)    Duties of Inspectors.    At a meeting of stockholders, the inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          (e)    Opening and Closing of Polls.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the

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  chairperson of the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

          (f)    Determinations.    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

        Section 11.    Notice of Stockholder Business; Nominations.

          (a)    Annual Meeting of Stockholders.

            (1)  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 11, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11.

            (2)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred-fifth (105th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred-fifth (105th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

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    and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

            (3)  Notwithstanding anything in the second sentence of subparagraph (a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy five (75) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy five (75) days prior to such annual meeting), a stockholder's notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (b)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by subparagraph (a)(2) of this Section 11 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred-fifth (105th) day prior to such special meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c)    General.

            (1)  Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

            (2)  For purposes of this Section 11, the term "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or

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    comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

            (3)  Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III.
BOARD OF DIRECTORS

        Section 1.    Number; Qualifications.    The Board of Directors shall initially consist of the six (6) persons named in the First Amended Plan of Reorganization, as modified, of the Corporation confirmed by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, by order entered on or about May 20, 2002, in the case of PawnMart, Inc., Debtor, Case No. 01-44957-BJH-11 (the "Plan of Reorganization"). At the first annual meeting of stockholders immediately following the confirmation of the Plan of Reorganization, the number of members of the Board of Directors shall be increased to seven (7). No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

        Section 2.    Election; Resignation; Removal; Vacancies.    At the first annual meeting of stockholders immediately following the confirmation of the Plan of Reorganization, seven (7) directors will be elected, four (4) by the holders of Series B Preferred Stock (the "Preferred Directors") and three (3) by the holders of Common Stock (the "Common Directors"). Each director shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by electronic transmission. Unless otherwise required by law, any director or the entire Board of Directors may be removed only for cause and, with respect to a Preferred Director, only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Class B Preferred Stock then entitled to vote at an election of Preferred Directors and, with respect to a Common Director, only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock then entitled to vote at an election of Common Directors. Any vacancy occurring in the Preferred Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of Preferred Directors, shall, unless otherwise provided by law, be filled only by the affirmative vote of a majority of the Preferred Directors then in office, although less than a quorum, or by a sole remaining Preferred Director, and not by the stockholders. Any vacancy occurring in the Common Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of Common Directors, shall, unless otherwise provided by law, be filled only by the affirmative vote of a majority of the Common Directors then in office, although less than a quorum, or by a sole remaining Common Director, and not by the stockholders.

        Section 3.    Regular Meetings.    Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the dates, times and places thereof are fixed by resolution of the Board of Directors.

        Section 4.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the members of the Board of Directors then in office and may be held at any date, time or place, within or without the State of Delaware, as the person or pesons calling the meeting shall fix. Notice of the date, time and

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place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twelve (12) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission, or in any other form or by any other manner allowable by law. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

        Section 5.    Remote Meetings Permitted.    Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

        Section 6.    Quorum; Vote Required for Action.    At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 7.    Organization.    Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in such person's absence by the Chief Executive Officer, or in such person's absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in such person's absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

        Section 8.    Written Action by Directors.    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, by electronic transmission or any other form allowable by law, and the writing or writings, the electronic transmission or transmissions or any other form or format allowable by law are filed with the minutes of proceedings of the Board of Directors or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form, shall be in electronic form if the minutes are maintained in electronic form and, in any case, shall be in any other format allowable by law and being used to maintain the minutes.

        Section 9.    Powers.    The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        Section 10.    Compensation of Directors.    Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors.

ARTICLE IV.
COMMITTEES

        Section 1.    Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of

7

the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

        Section 2.    Committee Rules.    Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V.
OFFICERS

        Section 1.    Generally.    The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary, and such other officers as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint officers other than the Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer. Each officer shall hold office until such person's successor is elected and qualified or until such person's earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

        Section 2.    Chief Executive Officer.    Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

          (a)  To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

          (b)  To preside at all meetings of the stockholders;

          (c)  To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

          (d)  To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

        Section 3.    Chairman of the Board.    The Chairman of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

8

        Section 4.    Vice President.    Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

        Section 5.    Chief Financial Officer.    The Chief Financial Officer shall be the treasurer of the Corporation unless the Board of Directors shall have designated another officer as the treasurer of the Corporation. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer. The Chief Financial Officer shall have custody of all monies and securities of the Corporation. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Chief Financial Officer shall also perform such other duties and have such other powers as are commonly incident to the office of treasurer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

        Section 6.    Secretary.    The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

        Section 7.    Delegation of Authority.    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

        Section 8.    Removal.    Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE VI.
STOCK

        Section 1.    Certificates.    Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President, and by the Chief Fiancial Officer, or the Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

        Section 2.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.    The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3.    Other Regulations.    The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII.
INDEMNIFICATION

        Section 1.    Indemnification of Officers and Directors.    Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether

9

civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        Section 2.    Advance of Expenses.    The Corporation shall pay all expenses (including attorneys' fees) incurred by such a director or officer in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VII or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person's duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

        Section 3.    Non-Exclusivity of Rights.    The rights conferred on any person in this Article VII shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VII shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VII.

        Section 4.    Indemnification Contracts.    The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VII.

        Section 5.    Effect of Amendment.    Any amendment, repeal or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VII and existing at the time of such amendment, repeal or modification.

ARTICLE VIII.
NOTICES

        Section 1.    Notice.    Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be

10

effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram, or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person's address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via telegram, telex, mailgram, or fax, when dispatched. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 1 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        Section 2.    Waiver of Notice.    Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX.
INTERESTED DIRECTORS

        Section 1.    Interested Directors; Quorum.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship

11

or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X.
MISCELLANEOUS

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

        Section 2.    Seal.    The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

        Section 3.    Form of Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, diskettes, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

        Section 4.    Reliance Upon Books and Records.    A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person's duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 5.    Certificate of Incorporation Governs.    In the event of any conflict between the provisions of the Corporation's Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

        Section 6.    Severability.    If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation's Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

ARTICLE XI.
AMENDMENT

        Section 1.    Amendments.    Stockholders of the Corporation shall have the power to adopt, amend or repeal Bylaws. To the extent provided in the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

12

CERTIFICATE OF MERGER
MERGING
C/M HOLDINGS, INC.
(a Texas corporation)
INTO
PAWNMART, INC.
(a Delaware corporation)

(Pursuant to Section 252 of the DGCL)

        It is hereby certified that:

        FIRST: The names and states of incorporation of each of the constituent corporations are as follows:

Name	State
C/M Holdings, Inc.	Texas
PawnMart, Inc.	Delaware

        SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law. The approval of the Plan of Reorganization on May 20, 2002 by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, in the case of PawnMart, Inc., Debtor, Case No. 01-44957-BJH-11, satisfies the requirement of the shareholder vote and no formal vote of PawnMart, Inc. shareholders is required.

        THIRD: The name of the surviving corporation is PawnMart, Inc., a Delaware corporation.

        FOURTH: The Certificate of Incorporation of PawnMart, Inc. shall be the Certificate of Incorporation of the surviving corporation.

        FIFTH: The executed Agreement of Merger is on file at the principal place of business of PawnMart, Inc. at 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080. A copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of the constituent corporations.

        SIXTH: The authorized capital stock of each merging non-Delaware corporation is:

Corporation	Authorized Shares
C/M Holdings, Inc.	Common Stock—5,400,000 shares
Preferred Stock—5,000,000 shares

        SEVENTH: The merger will become effective on August 30, 2002 at 11:30 a.m. Eastern time in accordance with the provisions of Section 103(d) of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, PawnMart, Inc. has caused this certificate to be signed by Robert W. Schleizer, its Executive Vice President and Chief Financial Officer, on this 29th day of August, 2002.

PAWNMART, INC.
By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Executive Vice President and Chief Financial Officer

EXHIBIT C

ARTICLES OF MERGER

        Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations certify that the following articles of merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Five of the Texas Business Corporation Act.

        1.    The name of each of the undersigned corporations that are a party to the plan of merger and the laws under which such corporations are organized are:

Name of Entity	Type of Entity	State
C/M Holdings, Inc.	Corporation	Texas
PawnMart, Inc.	Corporation	Delaware

        2.    A plan of merger was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the combination of C/M Holdings, Inc. and PawnMart, Inc. and resulting in PawnMart, Inc. being the surviving corporation in the merger.

        3.    An executed copy of the plan of merger is on file at the principal place of business of PawnMart, Inc., 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080, and a copy of the plan of merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to the plan of merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

        4.    No amendments to the articles of incorporation of any domestic surviving corporation are to be effected by the merger.

        5.    As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares is as follows. C/M Holdings, Inc. has only one class of stock outstanding.

Name of Corporation	Number of Shares Outstanding
C/M Holdings, Inc.	1,233,310 shares of Common Stock

        6.    As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the plan of merger, respectively, is as follows:

Name of Corporation	Total Voted For	Total Voted Against
C/M Holdings, Inc.	1,090,231	5,081

EXHIBIT D

        7.    The approval of the Plan of Reorganization on May 20, 2002 by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division in the case of PawnMart, Inc., Debtor, Case No. 01-44957-BJH-11, satisfies the requirement of a shareholder vote by the shareholders of PawnMart, Inc. and therefore no formal vote of PawnMart, Inc. shareholders is required.

        8.    The plan of merger and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation or other entity that is a party to the merger was incorporated or organized and by its constituent documents.

        9.    The merger will become effective on August 30, 2002 at 9:30 a.m. in accordance with the provisions of Article 10.03 of the Texas Business Corporation Act.

Dated: August 29, 2002.

C/M HOLDINGS, INC.		PAWNMART, INC.
By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers, Vice President	By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Executive Vice President and Chief Financial Officer

2

C/M HOLDINGS, INC.
AND SUBSIDIARIES
FORT WORTH, TEXAS

CONSOLIDATED
FINANCIAL STATEMENTS
AND
OTHER FINANCIAL INFORMATION

COMPILED STATEMENTS FOR DECEMBER 31, 2001 AND
AUDITED STATEMENTS FOR DECEMBER 31, 2000

         EXHIBIT E

C O N T E N T S

INDEPENDENT ACCOUNTANT'S REPORT

Board of Directors and Shareholders
of C/M Holdings, Inc.
Fort Worth, Texas

        We have compiled the accompanying consolidated balance sheet of C/M Holdings, Inc. (formerly Cummer/Moyers Holdings, Inc.) and Subsidiary, as of December 31, 2001 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

        A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and accordingly, do not express an opinion or any other form of assurance on them.

        We audited the financial statements for the year ended December 31, 2000, and we expressed an unqualified opinion on them in our report dated May 15, 2001, but we have not performed any auditing procedures since that date.

        The other financial information on page 19 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. At December 31, 2001, this information was compiled from information provided by management. At December 31, 2000, such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                      STOVALL, GRANDEY & WHATLEY, L.L.P.

Fort Worth, Texas
April 10, 2002

C/M HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2001 AND 2000

	2001	2000
	(Compiled)	(Audited)
ASSETS
CURRENT ASSETS
Cash (includes interest-bearing deposits of $510,727 in 2001 and $6,990 in 2000)	$524,479	$36,693
Marketable securities—trading	366,728	1,439,537
Notes receivable—American Ironhorse	250,000	250,000
Note receivable—Sun Water Systems	—	35,000
Accounts receivable:
Due from Pinnacle Global Group	3,000	45,174
Due from other	11,856	—

	14,856	45,174
State income tax refund receivable.	—	24,203
Federal income tax refund receivable—Note 6	79,677	225,567
Accrued income	24,382	21,221
Prepaid expenses	—	10,992

Total Current Assets	1,260,122	2,088,387
INVESTMENTS AND OTHER ASSETS
Investment securities—Note 4	5,608,366	4,120,866
Investment in Investors Strategic Partners I, Ltd.—Note 14	543,950	421,530
Investment in Hulen Pawn Shop Investors	318,609	—
Goodwill, net of accumulated amortization of $187,975 in 2001 and $143,745 in 2000	475,466	519,696
Cash value of life insurance	—	8,253

Total Investments and Other Assets	6,946,391	5,070,345
PROPERTY AND EQUIPMENT—Net of accumulated depreciation and amortization—Note 5	104,050	172,560

Total Assets	$8,310,563	$7,331,292

See the accompanying notes and accountant's compilation report.

	2001	2000
	(Compiled)	(Audited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Margin payable	$(323)	$562,573
Options sold, not yet purchased, at market value	(67,387)	100,270
Contract payable—Note 7	20,000	20,000
Due to Cummer, Heitmann & Moyers, Inc.—Note 3	—	38,776
Payroll taxes payable	168	5,204
Accrued expenses	166,934	57,373

Total Current Liabilities	119,392	784,196
LONG-TERM LIABILITIES
Deferred tax liability—Note 6	1,522,165	916,636
Long term options sold, not yet purchased	68,972	68,972

Total Long-Term Liabilities	1,591,137	985,608

Total Liabilities	1,710,529	1,769,804
Commitments and contingencies—Notes 8 and 13
SHAREHOLDERS' EQUITY—Notes 10, 11 and 12
Series B Pay-In-Kind 8% Cumulative Convertible Preferred Stock, par value $0.01 a share:
Authorized—250,000 shares: issued 118,676 shares—2001 and 109,967 shares—2000	1,187	1,099
Common Stock, par value—$.01 a share:
Authorized—5,400,000 shares; issued 1,208,400 shares	12,084	12,084
Paid-in capital	5,654,576	5,567,574
Retained earnings	2,321,255	1,565,736
Treasury stock, at cost:
Preferred B—832 shares
Common—104,000 shares	(603,255)	(603,255)
Accumulated other comprehensive income (loss)	(785,813)	(981,750)

Total Shareholders' Equity	6,600,034	5,561,488

Total Liabilities and Shareholders' Equity	$8,310,563	$7,331,292

See the accompanying notes and accountant's compilation report.

C/M HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000
	(Compiled)	(Audited)
Investment Income
Commissions and fees—Note 3	$43,745	$352,825
Loss on investments	(784,532)	(692,442)
Gain (loss) on trading	1,144,520	(91,123)
Interest and dividend income—trading	79,404	46,603

	483,137	(384,137)
General and administrative expenses	470,472	2,050,229

	12,665	(2,434,366)
Other income (expense):
Interest income—other	80,957	64,039
Interest expense	(22,274)	(59,097)
Rental income	36,000	9,000
Loss on disposal of fixed assets	—	(215,257)

	94,683	(201,315)

Profit (loss) from operations before federal income taxes	107,348	(2,635,681)
Federal income taxes (benefit)—Note 6	50,551	(653,178)

Income (loss) from continuing operations	56,797	(1,982,503)

Discontinued operations—Note 15:
Income from operations of disposed subsidiaries (net of income taxes of $155,191 in 2000)	—	930,954
Gain on disposal of subsidiaries (net of income taxes of $404,813 in 2001 and $1,696,182 in 2000)	785,812	3,292,589

Net Income	$842,609	$2,241,040

See the accompanying notes and accountant's compilation report.

C/M HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2001

	Preferred Series "A"		Preferred Series "B"		Common Stock					Accumulated Other Comprehensive Income (Loss)
							Paid-In Capital	Retained Earnings	Treasury Stock
	Shares	Par	Shares	Par	Shares	Par					Total
Balance at January 1, 2000 (deficit)	500,000	$5,000	72,416	$724	523,350	$5,233	$5,657,690	$(236,594)	$(297,270)	$—	$5,134,783
Sale of Stock			30,716	307			306,853				307,160
Purchase of stock held in treasury									(768,385)		(768,385)
Preferred stock dividend paid								(371,360)			(371,360)
Stock dividend			6,835	68			68,282	(68,350)			—
Retire Preferred "A" treasury stock	(43,300)	(433)					(462,967)	1,000	462,400		—
Convert Preferred "A" to common 1 for 1.5	(456,700)	(4,567)			685,050	6,851	(2,284)				—
Net income for the year ended December 31, 2000								2,241,040			2,241,040
Unrealized loss on available-for-sale securities, net of tax benefit										(981,750)	(981,750)

Comprehensive income											1,259,290

Balance at December 31, 2000	—	—	109,967	1,099	1,208,400	12,084	5,567,574	1,565,736	(603,255)	(981,750.00)	5,561,488
Stock dividend			8,709	88			87,002	(87,090)			—
Net income for the year ended December 31, 2001								842,609			842,609
Unrealized gain on available-for-sale securities, net of tax										195,937	195,937

Comprehensive income											1,038,546

Balance at December 31, 2001	—	$—	118,676	$1,187	1,208,400	$12,084	$5,654,576	$2,321,255	$(603,255)	$(785,813)	$6,600,034

See the accompanying notes and accountant's compilation report

C/M HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000
	(Compiled)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$842,609	$2,241,040

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of fixed assets	68,510	107,189
Amortization of intangibles	44,229	74,845
Commissions and fees paid in stock	—	(75,000)
Interest income paid in stock	—	(10,625)
Gain on disposal of subsidiaries	(1,190,625)	(5,030,000)
Provision for deferred income taxes	1,864,292	1,463,924
Loss on disposal of fixed assets	—	215,257
Unrealized losses	(1,368,797)	—
(Increase) decrease in operating assets:
Securities owned, net	1,072,809	3,468,788
Fees and commissions receivable	(11,856)	328,201
Prepaid expenses and accrued income	40,287	8,644
Tax refund receivable	145,890	(163,387)
Investments and advances to associated companies	3,398	—
Other assets	9,094	(13,899)
Increase (decrease) in operating liabilities:
Payable to broker dealers and clearing organizations	—	(402,804)
Accounts payable	(5,036)	(40,509)
Accrued liabilities and deferred revenue	109,565	(122,364)
Margins payable	(562,896)	(881,933)
Options sold, not yet purchased	(167,658)	(422,320)
Federal income taxes payable	—	(234,229)

Total Adjustments	51,206	(1,730,222)

Net Cash Provided by Operating Activities	893,815	510,818
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(61,389)
Cash disbursed on sale of subsidiaries	—	(70,000)
Investment in partnerships	(441,029)	240,766
Purchase of preferred stock	—	(32,930)
Loan to Sun Water	35,000	(35,000)
Proceeds from sale of assets	—	637,081

Net Cash Provided (Used) by Investing Activities	(406,029)	678,528

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	$—	$(768,385)
Dividends paid	—	(371,360)
Payments on long-term debt	—	(401,888)
Proceeds from sale of preferred stock	—	307,160

Net Cash Provided (Used) by Financing Activities	—	(1,234,473)

Net increase (decrease) in cash	487,786	(45,127)
Cash balance, beginning of year	36,693	81,820

Cash balance, end of year	$524,479	$36,693

SUPPLEMENTAL DISCLOSURES:
(1) Interest received	$118,384	$100,016
(2) Interest paid	21,634	59,097
(3) Income tax refund received	195,117	82,889
(4) Income taxes paid	—	227,949
(5) Exchange of services for stock	—	115,000
(6) Stock received in disposal of subsidiaries	1,190,625	5,100,000

See the accompanying notes and accountant's compilation report

C/M HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

Note 1    History

        The Company, currently known as C/M Holdings, Inc. (Holdings), was originally incorporated in the State of Texas on November 30, 1990, as Jeff Cummer & Associates, Inc. Later in 1990 the corporation name was changed to Cummer, Heitmann & Moseley, Inc. In 1994, the corporation name was changed, to Cummer, Heitmann, Moyers & Elliston, Inc. On March 1, 1995, the name was changed to OZOX, Inc. On September 16, 1996, the corporation name was changed to Cummer/Moyers Holdings, Inc. The corporation assumed its current name on October 23, 2000.

        Holdings had two wholly owned subsidiaries, Cummer/Moyers Securities, Inc. (Securities) and Cummer/Moyers Capital Partners, Inc. (Partners). Securities was sold effective October 2, 2000, (See Note 15). Partners' name was changed to Hulen Capital Partners, Inc. on October 23, 2000.

        Securities, a Texas corporation organized on September 12, 1996, was a broker-dealer registered with the Securities and Exchange Commission (SEC) and was a member of the National Association of Securities Dealers (NASD) and the Securities Investors Protection Corporation (SIPC).

        Partners, a Texas corporation, was incorporated on July 5, 1994. Holdings owned twenty percent (20%) of Partners until October 1997, when it acquired the remaining 80% of the outstanding stock and became sole owner of the corporation. Partners serves as the corporate general partner of Investors Strategic Partners I, Ltd., a limited partnership which operates as an investment limited partnership, investing primarily in equity securities. Partners provides management services to the partnership and is responsible for investment decisions, portfolio management and trading activities.

        Cummer/Moyers Capital Advisors, Inc. (Advisors), a wholly owned subsidiary of Partners, until it was sold on October 2, 2000, was incorporated October 10, 1996, in the State of Texas. Advisors was an investment advisor registered with the Securities and Exchange Commission. They provided investment advisory services primarily to the customers of Securities.

Note 2    Summary of Significant Accounting Policies

        The accounting and reporting policies of Holdings, Inc. and Subsidiaries are in accordance with accounting principles generally accepted in the United States of America. A summary of the more significant policies follows:

  Principles of Consolidation

        For the year ended December 31, 2001, the consolidated financial statements of Holdings include its wholly owned subsidiary, Hulen Capital Partners, Inc. For the year ended December 31, 2000, the consolidated financial statements of Holdings. include its accounts and those of its wholly owned subsidiaries, Securities and Partners. Partners includes the operations of Advisors. All significant inter-company accounts and transactions have been eliminated in consolidation.

  Estimates

        The preparation of financial statements in conformity with accounting principles generally acceptable in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment Securities

        The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Under the provisions of SFAS 115, investment securities that are held for short-term resale are classified as trading securities and carried at fair value. Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities classified as available-for-sale, net of the tax effect, are recognized as direct increases or decreases in shareholders' equity.

        Gains or losses on disposition are computed by the specific identification method.

  Intangibles

        Organization expense and business start-up costs had been deferred and were being amortized over a period of sixty months until the two subsidiaries were sold in 2000. At that time, the remaining costs were written off.

  Receivable From and Payable To Customers

        Securities used a clearing agent for customer transactions. Therefore, there were no accounts receivable from or payable to customers recorded in these financial statements.

  Commissions

        Securities' commissions and related clearing expenses were recorded on a trade-date basis as securities transactions occurred.

  Investment Advisory Income

        Advisor's investment advisory fees were received quarterly but were recognized as earned on a pro rata basis over the term of the contract.

  Comprehensive Income

        The Company has adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." The Statement established standards for reporting and display of comprehensive income and its components. The Company reports comprehensive income in the statement of changes in shareholders' equity.

  Property and Equipment

        Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations based on the following estimated useful lives:

Office machines and equipment	3-5 years
Furniture and fixtures	7 years
Computer software	3 years

        The straight-line method and accelerated depreciation methods are used for financial reporting purposes.

        Upon sale or retirement of depreciable properties, the cost and the accumulated depreciation applicable thereto are removed from the related accounts and the resulting profit or loss is reflected in income. The costs of ordinary maintenance and repairs are charged to income; whereas, renewals and major replacements are capitalized.

  Financial Instruments with Off-Balance-Sheet Risk

        The Company has sold securities not currently owned and will therefore be obligated to purchase such securities at a future date. These obligations have been recorded in the financial statements at December 31, 2001 and 2000, at market values of the related securities and if the market value of the securities increases subsequent to December 31, 2001 and 2000 a loss will be incurred.

  Concentration of Credit Risk

        The Company and its subsidiary are engaged in various trading and brokerage activities which include counter-parties, primarily broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company and its subsidiaries may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of counter-parties.

  Income Taxes

        The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the provisions of SFAS 109, income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax and financial reporting of unrealized losses from investments and accumulated depreciation. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

        Holdings joins with its subsidiaries in filing consolidated federal income tax returns. Federal income taxes are calculated as if the companies filed on a separate return basis and the amount of current tax or benefit calculated is either remitted to or received from Holdings. The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

Note 3    Related Party Transactions

        During 2000, Cummer, Heitman and Moyers, Inc., whose shareholder is president and a director of Holdings, had entered into an administrative services and management contract with Holdings. During 2000, $293,151 was paid to Holdings for administrative fees. At December 31, 2000, Holdings had a net payable of $38,776, due to the associated company.

        In October 1997, Holdings acquired the remaining 80% of outstanding stock (800 shares) of Partners that it did not own for $800,000. The acquisition from two directors of Holdings is accounted for using the purchase method and created approximately $663,400 in goodwill, which is being amortized over a period of 15 years.

        During 1997, two sets of client records were acquired for $54,879. The cost was capitalized and was amortized over a period of 3 years. These records were purchased from a former employee and the wife of one of the directors of Holdings. During 1998 Holdings acquired the client records of an employee for common stock, not to exceed 1,667 shares. The employee earns 20% of the potential shares of common stock for each twelve (12) month period worked. At December 31, 2001 the employee has earned 1000 shares of stock which have not been issued to him.

        On October 26, 1999, Investors Strategic Partners I, Ltd. purchased 40,000 shares of Series "B" preferred stock for $400,000. On July 1, 2001 and 2000 they received 3,456 shares and 3,200 shares, respectively, of Series "B" preferred stock when 8% stock dividends were declared.

Note 4    Investment Securities

        The carrying amount and fair value of investment securities at December 31, 2001 are as follows:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-For-Sale
Pinnacle Global Group, Inc.	$6,290,625	$—	$(1,190,625)	$5,100,000
American Iron Horse	468,366	—	—	468,366
Sun Water System	40,000	—	—	40,000

Total Securities	$6,798,991	$—	$(1,190,625)	$5,608,366

        In the above schedule, the fair value of total available-for-sale securities of $5,608,366 is reflected in Investment Securities on the balance sheet as of December 31, 2001. The unrealized loss of

$1,190,625 is in the available-for-sale investment securities balance. The unrealized loss, net of tax benefit, is included in shareholders' equity.

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-For-Sale
Pinnacle Global Group, Inc.	$5,100,000	$—	$(1,487,500)	$3,612,500
American Iron Horse	468,366	—	—	468,366
Sun Water System	40,000	—	—	40,000

Total Securities	$5,608,366	$—	$(1,487,500)	$4,120,866

        In the above schedule, the fair value of total available-for-sale securities of $4,120,866 is reflected in Investment Securities on the balance sheet as of December 31, 2000. The unrealized loss of $1,487,500 is in the available-for-sale investment securities balance. The unrealized loss, net of tax benefit, is included in shareholders' equity.

Note 5    Property and Equipment

        The investment in property and equipment stated at cost at December 31, 2001 and 2000, is as follows:

	2001	2000
Office machines and equipment	$334,157	$334,157
Furniture and fixtures	96,042	96,042
Computer software	126,291	126,291

	556,490	556,490
Less allowances for depreciation and amortization	452,440	383,930

Property and Equipment—Net	$104,050	$172,560

        Depreciation on property and equipment charged to expense totaled $68,510 and $107,189 in the years ended December 31, 2001 and 2000, respectively.

Note 6    Income Taxes

        The consolidated provision for income taxes consists of the following:

	2001	2000
Federal income tax expense:
Current (benefit)	$46,782	$(265,729)
Deferred	408,582	1,463,924

Total income tax provision	$455,364	$1,198,195
Less taxes reported with discontinued operations	(404,813)	(1,851,373)

Income tax (benefit) from continuing operations	$50,551	$(653,178)

        The principal factors causing a variation from the statutory tax rate are as follows:

	2001	2000
Statutory tax on income	$441,310	$1,169,340
Increase (decrease) in taxes resulting from:
Disallowed meals and entertainment	236	2,077
Amortization of goodwill	15,038	15,038
Dividends received deduction	(1,476)	(17,342)
Other	256	(32,412)
Non-deductible losses	—	61,494
Tax on disposed segments reported separately	(404,813)	(1,851,373)

Income tax (benefit)	$50,551	$(653,178)

        A portion of the current year's capital losses in excess of capital gains will be carried back to obtain refunds of approximately $80,000. At December 31, 2002, the Company had a net operating loss of $35,771 and excess capital losses of $720,790 which will be carried forward to reduce future taxable income and capital gains.

        At December 31, 2001 and 2000, the net deferred tax asset (liability) is comprised of the following temporary differences:

	2001	2000
Net operating loss carryover	$12,162	$170,952
Excess capital losses	245,069	—
Unrealized loss from investments	—	131,036
Contribution carryover	20	20
Unrealized loss on available-for-sale securities	404,812	505,750
Bonuses accrued but not paid	51,659	—
Other	10,385	—

Total Deferred Tax Asset	724,107	807,758
Unrealized gains from investments	(125,150)	—
Gain on disposal of subsidiaries included in income for financial reporting purposes but deferred for tax purposes	(2,100,995)	(1,696,182)
Excess of depreciation taken for tax purposes over the amount amount for financial reporting purposes	(20,127)	(28,212)

Total Deferred Tax Liability	(2,246,272)	(1,724,394)

Net Deferred Tax Asset (Liability)	$(1,522,165)	$(916,636)

Note 7    Contract Payable

        An employee exchanged his client book for the right to receive 1,667 shares of common stock. The employee earns 20% of the shares for every 12 months of employment. At December 31, 2001 he is 60% vested in this contract. See Note 3.

Note 8    Commitments and Contingencies

        The Company has guaranteed a $200,000 bank loan of Sun Water Systems, in which the Company holds a 10% interest. As of the date of this report all payments which were due had been paid by Sun Water Systems.

Note 9    Retirement Plans

        Pursuant to the Agreement and Plan of Reorganization executed at the time Securities and Advisors were sold, the Company's 401(k) Plan was terminated effective October 2, 2000. Participants became fully vested in their account balances on the date the Plan was terminated and were given the option of rolling their funds into another qualified plan or receiving a lump sum distribution. All plan assets were distributed before December 31, 2000.

        The Company recognized costs of $18,793 during 2000 for this Plan.

Note 10    Shareholders' Equity

  Changes in 2000 and 2001

        During 2000, the Board of Directors declared and paid the regular dividend of $0.80 per share, to Series A preferred stock shareholders.

        During 2001 and 2000 the Board of Directors declared and paid an 8% stock dividend to Series B preferred stock shareholders. As a result of the stock dividends, Series B preferred stock was increased by $88 and $68, additional paid-in capital was increased by $87,002 and $68,282 and retained earnings were reduced by $87,090 and $68,360, respectively.

  Stock Characteristics

        The Series A preferred stock, 500,000 shares authorized, had voting rights, earned dividends of 8% per annum, payable on July 1. On October 31, 2000 all preferred "A' stock outstanding was converted to common stock at a ratio of 1 for 1.5. Preferred "A' treasury stock was retired.

        During 1999, the Directors established the Series B Pay-In-Kind Cumulative Convertible Preferred Stock, $0.01 par value from the 5,000,000 shares of preferred stock authorized. The shares are offered at $10 per share. The Series B preferred stock, 250,000 shares authorized, earns annual dividends in fully paid non-assessable shares of Series B preferred stock at the rate of 8% (8 shares per 100 shares). Unpaid Pay-In-Kind dividends cumulate. Series B preferred stock is non-voting and was junior to Series A preferred and senior to common upon liquidation or dissolution.

        Series B stock is convertible into common stock at the earlier of (a) a firm commitment underwritten public or private placement of the common stock of $5,000,000 or more or (b) July 1, 2002, each share automatically converts into one share of common stock.

Note 11    Stock Options

        The Board of Directors adopted the employee stock option plan on November 1, 1997. The plan is performance based and intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code. The plan limits options to a maximum of 100,000 shares of common stock.

        Under the provisions of the plan, the Board's Stock Option Committee may grant options at any time during the ten-year term of the plan. Options are granted at fair market value at the date of grant to employees owning less than 10% of the Company's voting stock. These options are exercisable for ten years from the date of grant. The cumulative rights to exercise are 20% after 12 months, 40% after the second year, 60% after the third year, 80% after the fourth year and 100% after the fifth year.

        Options granted to employees owning more than 10% of the voting stock are granted at 110% of the fair market value at the date of grant. These options are exercisable for five years from the grant date. The cumulative right to exercise is 20% when granted and increased by 20% on the anniversary of the first, second, third and fourth years.

        The Company accounts for its stock option plan under the Accounting Principles Board Opinion No. 25 (Accounting for Stock Issued to Employees) under which compensation is not recognized when options are granted. If it had accounted for its stock option plan under the Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation), its reported net income for 2001 and 2000 would not have been significantly different.

        As a result of the Plan of Reorganization in October 2000, all but three employees were terminated and became employees of the company acquiring Securities and Advisors.

        The Company has not attempted to precisely determine the weighted average fair values, at date of grant, of options granted by using option pricing models. Company estimates, however, indicated

that such weighted average fair values would not be significantly different from the above mentioned weighted exercise price at the end of 2001 and 2000.

	Employee's 10% or Less Stock Ownership				Employees 10% More Stock Ownership
	2001		2000		2001		2000
	Shares	Wt. Avg. Ex. Price	Shares	Wt. Avg. Ex. Price	Shares	Wt. Avg. Ex. Price	Shares	Wt. Avg. Ex. Price
Outstanding, beginning of year	8,000	$10	30,750	$10	15,000	$11	15,000	$11
Granted	—	—	—	—	—	—	—	—
Forfeited	—	—	(22,750)	10	—	—	—	—

Outstanding, end of year	8,000	$10	8,000	$10	15,000	$11	15,000	$11

Exercisable, end of year	8,000	$10	3,600	$10	15,000	$11	12,000	$11

Note 12    Buy-Sell Agreement

        On March 15, 1994, the common stock shareholders, all employees of Holdings, executed a buy-sell agreement which covers all stock they owned or subsequently acquired through purchase, stock splits or any other means. The agreement provides that upon termination of employment or their death, which ever occurs first, their shares must be tendered to the corporation or other shareholders to determine if they wish to exercise their rights to acquire the stock.

Note 13    Compensated Absences

        Employees of the Company are entitled to paid vacations, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Note 14    Carrying Basis of Investors Strategic Partners I, Ltd.

        Partners is the corporate general partner of Investors Strategic Partners I, Ltd. and owns 11.93%. The investment is accounted for under the equity method because Partners exercises significant influence over its operating and financial activities.

Note 15    Details of Disposals

        On October 2, 2000, Hulen Capital Partners disposed of its subsidiary, Cummer/Moyers Capital Advisors, Inc. Partners received 340,000 shares of Pinnacle Global Group, Inc., valued at $2,040,000, in exchange for all the outstanding stock of its subsidiary and $5,000 cash.

        Also on October 2, 2000, Holdings disposed of its subsidiary, Cummer/Moyers Securities. Holdings received 510,000 shares of Pinnacle Global Group, Inc. valued at $3,060,000, in exchange for all the outstanding stock of its subsidiary and $65,000 cash.

        These disposals are intended to qualify as tax free "reorganizations" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Under the terms of the reorganization agreement, Holdings was entitled to receive 150,000 contingent reorganization shares if any one of three "milestone events" occurred by March 31, 2001. These milestone events included attaining a certain level of assets under management and operating expenses below a certain level.

        One of the milestones was achieved and the additional stock was received. The fair value of the additional 150,000 shares was $1,190,625 on the date received.

        The gains on the disposal of the subsidiaries are shown net of tax as part of discontinued operations.

        Operating results of Advisors and Securities for the nine months ended September 30, 2000 are shown separately in the income statement. Revenue from fees, commissions and other income for 2000 was $2,336,347. This amount is not included in revenue in the accompanying income statements.

Note 16    Condensed Parent Company Financial Statements

	December 31,
BALANCE SHEETS
	2001	2000
	(Compiled)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$524,406	$36,619
Notes receivable	250,000	285,000
Accounts receivable and accrued income	118,915	363,120

Total Current Assets	893,321	684,739
Property, Plant and Equipment	104,050	172,560
Investments and Other Assets
Other assets	—	19,245
Affiliated companies	607,675	532,939
Investments	6,293,702	5,560,403
Goodwill	475,466	519,696

Total Investments and Other Assets	7,376,843	6,632,283

Total Assets	$8,374,214	$7,489,582

LIABILITIES AND EQUITY
Current liabilities	$1,685,208	$1,734,266
Long-term liabilities	88,972	88,972

Total Liabilities	1,774,180	1,823,238
Shareholders' equity
Capital stock	5,064,592	4,977,502
Retained earnings	2,321,255	1,565,736
Accumulated other comprehensive income	(785,813)	(981,750)

Total Shareholders' Equity	6,600,034	5,561,488

Total Liabilities and Equity	$8,374,214	$7,384,726

INCOME STATEMENTS
Revenues from fees and commissions	$—	$896,102
General and administrative expenses	450,353	2,064,352

Loss from operations	(450,353)	(1,168,250)
Other income, net	1,599,996	3,934,378

Income before income taxes	1,149,643	2,766,128
Income tax expense	411,893	420,231

Net Income	$737,750	$2,345,897

C/M HOLDINGS, INC. AND SUBSIDIARIES

GENERAL AND ADMINISTRATIVE EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000
	(Compiled)	(Audited)
Accounting	$47,650	$34,915
Advertising	—	32,567
Amortization of intangibles	44,229	74,846
Cleaning	130	18,833
Charitable contributions	(100)	60
Continuing education	—	12,568
Depreciation and amortization	68,510	107,189
Contract labor	—	2,324
Dues and membership	55	6,838
Employee benefits	(193)	814
Information services	70	31,442
Insurance—business	10,992	22,111
Insurance—employee	—	50,383
Legal and professional	26,167	98,429
Postage	(35)	8,247
Profit sharing plan contributions	—	18,793
Public relations	—	1,094
Printing	—	7,169
Repairs and maintenance	—	20,195
Rent	—	52,096
Salaries, bonuses and commissions	255,371	1,168,464
Subscriptions	—	4,201
Supplies	2,292	24,571
Taxes—franchise	11,037	15,082
Taxes—payroll	—	68,940
Taxes—property	2,783	34,874
Tax penalties	—	18,212
Telephone	—	34,209
Travel	1,389	50,460
Utilities	—	15,835
Other administrative expenses	125	14,468

	$470,472	$2,050,229

See accountant's report

Disclosure Schedule
Exceptions to Representations and Warranties

§3(o)	Agreement and Plan of Reorganization among Pinnacle Global Group, Inc. and Sanders Morris Harris Inc. and Cummer/Moyers Holdings, Inc., Cummer/Moyers Securities, Inc., Cummer/Moyers Capital Partners, Inc. and Cummer/Moyers Capital Advisors, Inc. dated as of October 2, 2000
Equipment Lease Agreement between Cummer/Moyers Holdings, Inc. and Cummer/Moyers Securities, Inc. dated as of October 2, 2000

QuickLinks

  EXHIBIT 2.1
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PAWNMART, INC.
ARTICLE I NAME
ARTICLE II REGISTERED OFFICE
ARTICLE III POWERS/TERM
ARTICLE IV CAPITAL STOCK
ARTICLE V STOCKHOLDER MEETINGS
ARTICLE VI LIMITATION OF DIRECTORS' LIABILITY
ARTICLE VII INDEMNIFICATION
ARTICLE VIII AMENDMENT OF BYLAWS
ARTICLE IX AMENDMENT OF CERTIFICATE OF INCORPORATION
CERTIFICATION OF AMENDED AND RESTATED BY-LAWS OF PAWNMART, INC. (A DELAWARE CORPORATION)
AMENDED AND RESTATED BY-LAWS OF PAWNMART, INC. A DELAWARE CORPORATION (ADOPTED AS OF JULY 3, 2002)
ARTICLE I. OFFICES
ARTICLE II. STOCKHOLDERS
ARTICLE III. BOARD OF DIRECTORS
ARTICLE IV. COMMITTEES
ARTICLE V. OFFICERS
ARTICLE VI. STOCK
ARTICLE VII. INDEMNIFICATION
ARTICLE VIII. NOTICES
ARTICLE IX. INTERESTED DIRECTORS
ARTICLE X. MISCELLANEOUS
ARTICLE XI. AMENDMENT
CERTIFICATE OF MERGER MERGING C/M HOLDINGS, INC. (a Texas corporation) INTO PAWNMART, INC. (a Delaware corporation)
ARTICLES OF MERGER
C O N T E N T S
INDEPENDENT ACCOUNTANT'S REPORT
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2001
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES GENERAL AND ADMINISTRATIVE EXPENSES FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
Disclosure Schedule Exceptions to Representations and Warranties